Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 (No. 333-282129) of Peak Resources LP of our report dated October 11, 2024, relating to the balance sheet audit of Peak Resources LP. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Moss Adams LLP

Denver, Colorado

October 28, 2024